Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Genpact Limited

(Exact Name of Registrant as Specified in its Charter)

Genpact Luxembourg S.à r.l.

(Exact Name of Registrant as Specified in its Charter)

Genpact USA, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Genpact Limited

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to be Paid	Other	Guarantees of Debt Securities (3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Equity	Common Shares, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Equity	Preference Shares, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Other	Depositary Shares (4)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Other	Units (5)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Genpact Luxembourg S.à r.l.

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Other	Units (5)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Genpact USA, Inc.

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Other	Guarantees of Debt Securities (6)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Other	Units (5)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					—		$ —

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$ —

(1)

An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.

(3)

Genpact Limited may fully and unconditionally guarantee debt securities issued by Genpact Luxembourg S.à r.l. and Genpact USA, Inc. No separate consideration will be received for such guarantees of debt securities. In accordance with Rule 457(n) of the Securities Act, no separate fee is payable with respect to such guarantees.

(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple preference shares and will be evidenced by a depositary receipt.

(5)

Units may be issued under a unit agreement and will represent an interest in one or more securities registered hereby including common shares, preference shares, debt securities, depositary shares or warrants, in any combination, which may or may not be separable from one another.

(6)

Genpact USA, Inc. may fully and unconditionally guarantee debt securities issued by Genpact Luxembourg S.à r.l. No separate consideration will be received for such guarantees of debt securities. In accordance with Rule 457(n) of the Securities Act, no separate fee is payable with respect to such guarantees.